                                            Exhibit 12.1


              Computation of Ratios
              (Dollars in Thousands)

                                                    Predecessor                                           Radnor
                                            ---------------------------- ---------------------------------------------------------
                                              Year Ended    January 1,-   February 29,-
                                             December 31,   February 28,  December 31,      Year Ended December 31,
                                            -------------  ------------- -------------  ------------------------------------------

                                                 1991          1992          1992           1993         1994          1995
                                            -------------  ------------- ------------- -------------  ------------- -------------

Earnings:
     Earnings from continuing
        operations before income
        taxes and extraordinary
        gains                                    (16,955)        (4,258)       (3,836)       (4,718)          (312)       (7,877)
     Fixed Charges                                   N/A            N/A           N/A           N/A            N/A           N/A
                                            -------------  ------------- ------------- -------------  ------------- -------------

Earnings (1)                                         N/A            N/A           N/A           N/A            N/A           N/A
                                            =============  ============= ============= =============  ============= =============
Fixed Charges
     Interest Expense                                N/A            N/A           N/A           N/A            N/A           N/A
     Amortization of financing cost                  N/A            N/A           N/A           N/A            N/A           N/A
     Imputed interest on operating                   N/A            N/A           N/A           N/A            N/A           N/A
        lease obligations
                                            -------------  ------------- ------------- -------------  ------------- -------------

Fixed Charges (2)                                    N/A            N/A           N/A           N/A            N/A           N/A
                                            =============  ============= ============= =============  ============= =============

Ratio of earnings to fixed charges (1)/(2)           N/A            N/A           N/A           N/A            N/A           N/A
                                            =============  ============= ============= =============  ============= =============

Deficiency of earnings available to
     cover fixed charges                         (16,955)        (4,258)       (3,836)       (4,718)          (312)       (7,877)
                                            =============  ============= ============= =============  ============= =============

                                                                   Radnor
                                            --------------------------------------------------------
                                              Year Ended                  Nine Months Ended
                                             December 31,                   September 30,
                                            -------------  -----------------------------------------
                                               Pro Froma                                Pro Forma
                                                 1995           1995          1996         1996
                                            -------------  ------------- ------------- -------------

Earnings:
     Earnings from continuing
        operations before income
        taxes and extraordinary
        gains                                     (2,338)        (3,414)        2,782         4,132
     Fixed Charges                                   N/A            N/A         4,450         9,554
                                            -------------  ------------- ------------- -------------

Earnings (1)                                         N/A            N/A         7,232        13,686
                                            =============  ============= ============= =============

Fixed Charges
     Interest Expense                                N/A            N/A         3,346         8,008
     Amortization of financing cost                  N/A            N/A           194           569
     Imputed interest on operating                   N/A            N/A
        lease obligations                                                         910           977
                                            -------------  ------------- ------------- -------------

Fixed Charges (2)                                    N/A            N/A         4,450         9,554
                                            =============  ============= ============= =============

Ratio of earnings to fixed charges (1)/(2)           N/A            N/A         1.63x         1.43x
                                            =============  ============= ============= =============

Deficiency of earnings available to
     cover fixed charges                          (2,338)        (3,414)          -            -
                                            =============  ============= ============= =============
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